CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1/A of IEG Holdings Corporation of our report dated March 25, 2015 with respect to the consolidated financial statements of IEG Holdings Corporation as of December 31, 2014 and 2013 , and for each of the two years in the period ended December 31, 2014 .

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

Rose, Snyder & Jacobs LLP

Encino, California

April 8, 2015